UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WhiteHawk Income Corporation

(Exact name of registrant as specified in its charter)*

* WhiteHawk Income Corporation to be renamed WhiteHawk Minerals Corp. in connection with the consummation of the offering described in the Registration Statement (as defined herein).

Delaware	88-0862160
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Market Street, Suite 910 Philadelphia, Pennsylvania Telephone: (610) 484-3412	19103
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.0001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-295743

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Class A common stock, par value $0.0001 per share, of WhiteHawk Income Corporation (to be renamed “WhiteHawk Minerals Corp.” in connection with the consummation of the transaction described in the Registration Statement) (the “Company”) as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Company’s Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on May 11, 2026 (File No. 333-295743) and as subsequently amended (the “Registration Statement”), is hereby incorporated by reference herein. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 9, 2026	WhiteHawk Income Corporation

	By:	/s/ Daniel Herz
	Name:	Daniel Herz
	Title:	Chief Executive Officer